Delaware Group Equity Funds II
Delaware Large Cap Value Fund

Proxy Results
(Unaudited)
-------------
The shareholders of Delaware Group Equity
Funds II (the "Trust") approved the following proposals at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:

1. To elect a Board of Trustees for the Trust
(shareholders of all series of the Trust voting together).


Shares Voted For
Shares Voted Withhold Authority
Thomas L. Bennett
61,726,086.581
1,540,981.790
Jude T. Driscoll
61,721,137.368
1,545,931.003
John A. Fry
61,728,327.410
1,538,740.961
Anthony D. Knerr
61,732,464.486
1,534,603.885
Lucinda S. Landreth
61,720,855.095
1,546,213.276
Ann R. Leven
61,703,126.872
1,563,941.499
Thomas F. Madison
61,701,158.578
1,565,909.793
Janet L. Yeomans
61,727,110.257
1,539,958.114
J. Richard Zecher
61,714,499.713
1,552,568.658

2. To approve the use of a "manager of
managers" structure whereby the investment manager of the Fund will be able to hire and replace subadvisers without shareholder approval.


For
Against
Abstain
Broker
Non-Votes
Delaware Large Cap Value Fund
38,497,896.995
2,898,797.898
2,200,524.454
6,048,814.000


Delaware Value Fund

Proxy Results
(Unaudited)
-------------
The shareholders of Delaware Group Equity
Funds II (the "Trust") approved the following proposals at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:

1. To elect a Board of Trustees for the Trust
(shareholders of all series of the Trust voting together).


Shares Voted For
Shares Voted Withheld Authority
Thomas L. Bennett
61,726,086.581
1,540,981.790
Jude T. Driscoll
61,721,137.368
1,545,931.003
John A. Fry
61,728,327.410
1,538,740.961
Anthony D. Knerr
61,732,464.486
1,534,603.885
Lucinda S. Landreth
61,720,855.095
1,546,213.276
Ann R. Leven
61,703,126.872
1,563,941.499
Thomas F. Madison
61,701,158.578
1,565,909.793
Janet L. Yeomans
61,727,110.257
1,539,958.114
J. Richard Zecher
61,714,499.713
1,552,568.658

2. To approve the use of a "manager of
managers" structure whereby the investment manager of the Fund will be able to hire and replace subadvisers without shareholder approval.


For
Against
Abstain
Broker
Non-Votes
Delaware Value Fund
10,265,180.587
14,097.439
3,824.753
291,389.000